                                                                      Exhibit 24

                               POWERS OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Hugo Schaub and James Odell, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign the registration statements on Form S-8 relating to the registration of securities in connection with the UBS AG Omnibus Stock Plan (and all sub-plans thereunder), to sign any and all amendments (including post-effective amendments) to the registration statements, to sign any abbreviated registration statement filed pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          NAME                          TITLE                    DATE
          ----                          -----                    ----


/s/ Peter Wuffli                 President of Group         04 August 2005
------------------------           Executive Board
Peter Wuffli                (principal executive officer)


/s/ Clive Standish          Group Chief Financial Officer   04 August 2005
------------------------    (principal financial officer)
Clive Standish


/s/ Hugo Schaub                   Group Controller          04 August 2005
------------------------   (principal accounting officer)
Hugo Schaub


/s/ Marcel Ospel              Chairman of the Board of      04 August 2005
------------------------              Directors
Marcel Ospel


/s/ Stephan Haeringer       Vice Chairman of the Board of   04 August 2005
------------------------              Directors
Stephan Haeringer

          NAME                          TITLE                    DATE
          ----                          -----                    ----


/s/ Marco Suter             Vice Chairman of the Board of   04 August 2005
------------------------              Directors
Marco Suter


/s/ Peter Bockli             Vice Chairman and Member of    04 August 2005
------------------------         Board of Directors
Peter Bockli


/s/ Ernesto Bertarelli      Member of Board of Directors    04 August 2005
------------------------
Ernesto Bertarelli


/s/ Sir Peter Davis         Member of Board of Directors    04 August 2005
------------------------
Sir Peter Davis


/s/ Rolf A. Meyer           Member of Board of Directors    04 August 2005
------------------------
Rolf A. Meyer


/s/ Helmut Panke            Member of Board of Directors    04 August 2005
------------------------
Helmut Panke


/s/ Peter Spuhler           Member of Board of Directors    04 August 2005
------------------------
Peter Spuhler


/s/ Peter R. Voser          Member of Board of Directors    04 August 2005
------------------------
Peter R. Voser


/s/ Lawrence A. Weinbach    Member of Board of Directors    04 August 2005
------------------------
Lawrence A. Weinbach